F-6 Filing Number:   333-10804
Effective April 4, 2008, One (1) ADR
equals One (1) Preferred Share
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents 3000 deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR NON-VOTING PREFERRED SHARES
WITHOUT PAR VALUE OF SHARES OF
COMPANHIA DE GERACAO DE ENERGIA
ELETRICA TIETE
(ORGANIZED UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF BRAZIL)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that __________________, or
registered assigns IS THE OWNER OF
________________
AMERICAN DEPOSITARY SHARES
representing deposited non-voting preferred
shares (herein called Shares) of COMPANHIA
DE GERACAO DE ENERGIA ELETRICA
TIETE, incorporated under the laws of the
Federative Republic of Brazil (herein called the
Company).  At the date hereof, each American
Depositary Share represents 3000 Shares
deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter
defined) at the Sao Paulo office of Banco Itau
(herein called the Custodian).  The Depositarys
Corporate Trust Office is located at a different
address than its principal executive office.  Its
Corporate Trust Office is located at 101 Barclay
Street, New York, N.Y. 10286, and its principal
executive office is located at One Wall Street,
New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS 101 BARCLAY
STREET, NEW YORK, N.Y. 10286
      1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of ____________, 1999 (herein called
the Deposit Agreement), by and among the
Company, the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms and
conditions thereof.  The Deposit Agreement sets
forth the rights of Owners and Beneficial
Owners of the Receipts and the rights and duties
of the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to time
received in respect of such Shares and held
thereunder (such Shares, securities, property,
and cash are herein called Deposited Securities).
Copies of the Deposit Agreement are on file at
the Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made.  Capitalized terms
defined in the Deposit Agreement and not
defined herein shall have the meanings set forth
in the Deposit Agreement.
      2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt for the
purpose of withdrawal of the Deposited
Securities represented by the American
Depositary Shares evidenced hereby, and upon
payment of the fee of the Depositary provided
in this Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Charter, the provisions of or governing the
Deposited Securities and applicable law, the
Owner hereof is entitled to delivery, to him or
upon his order, of the Deposited Securities at
the time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited Securities
may be made by (a) (i) the delivery of
certificates, if any, in the name of the Owner
hereof or as ordered by him or certificates
properly endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him, or (ii) book-entry transfer of the
Shares represented by this Receipt to an account
in the name of such Owner or as ordered by
him, and (b) delivery of any other securities,
property and cash to which such Owner is then
entitled in respect of this Receipt to such Owner
or as ordered by him.  Such delivery will be
made at the option of the Owner hereof, either
at the office of the Custodian or at the Corporate
Trust Office of the Depositary, as provided in
the Deposit Agreement; provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall
be at the risk and expense of the Owner hereof.
      3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or
by a duly authorized attorney, upon surrender of
this Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer
and funds sufficient to pay any applicable
transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such receipts, or may be
combined with other such receipts into one
Receipt, evidencing the same aggregate number
of American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up, combination, or
surrender of any Receipt, the delivery of any
distribution thereon, or withdrawal of any
Deposited Securities, the Company, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of the
Shares or the presenter of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer or
registration fee with respect thereto (including
any such tax or charge and fee with respect to
Shares being deposited or withdrawn) and
payment of any applicable fees as provided in
this Receipt, may require the production of
proof satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with such reasonable
regulations as the Depositary and the Company
may establish consistent with the provisions of
the Deposit Agreement or this Receipt,
including, without limitation, this Article 3 and
any regulations deemed necessary or desirable
by the Depositary or the Custodian to facilitate
compliance with any applicable rules or
regulations of the Banco Central de Brasil (the
Central Bank) or the Comissao de Valores
Mobiliarios (the CVM).
      The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may
be refused, or the registration of transfer of
outstanding Receipts, or the combination or
split-up of Receipts generally may be
suspended, during any period when the transfer
books of the Depositary are closed, or if any
such action is deemed necessary or advisable by
the Depositary or the Company at any time or
from time to time because of any requirement of
law or of any government or governmental body
or commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to the provisions of the
following sentence.  Notwithstanding any other
provision of the Deposit Agreement or this
Receipt, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may be
suspended only for (i) temporary delays caused
by closing the transfer books of the Depositary
or the Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges, (iii)
compliance with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the Deposited
Securities, or (iv) any other reason that may at
any time be specified in paragraph I(A) (1) of
the General Instructions to Form F-6, as from
time to time in effect, or any successor
provision thereto.  Without limitation of the
foregoing, the Depositary shall not knowingly
accept for deposit under the Deposit Agreement
any Shares required to be registered under the
provisions of the Securities Act of 1933, unless
a registration statement is in effect as to such
Shares.
      4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental charge
shall become payable with respect to any
Receipt or any Deposited Securities represented
hereby, such tax or other governmental charge
shall be payable by the Owner hereof.  The
Depositary may refuse to effect any transfer of
this Receipt or any combination or split-up
hereof or any withdrawal of Deposited
Securities represented by American Depositary
Shares evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell for
the account of the Owner hereof any part or all
of the Deposited Securities represented by the
American Depositary Shares evidenced by this
Receipt, and may apply such dividends or other
distributions or the proceeds of any such sale in
payment of such tax or other governmental
charge (and any taxes or expenses arising out of
such sale), and the Owner hereof shall remain
liable for any deficiency.
      5.	WARRANTIES ON DEPOSIT
OF SHARES.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor, if any, are validly issued, fully paid,
non-assessable, and free of any preemptive
rights of the holders of outstanding Shares and
that the person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such Shares
would not be Restricted Securities.  Such
representations and warranties shall survive the
deposit of Shares and issuance of Receipts.
      6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, legal or beneficial ownership of
Receipts, Deposited Securities or other
securities, compliance with all applicable laws
or regulations or terms of the Deposit
Agreement or such Receipt, or such information
relating to the registration on the books of the
Company or the Foreign Registrar, if applicable,
to execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper or as
the Company may reasonably require.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds thereof
or the delivery of any Deposited Securities until
such proof or other information is filed or such
certificates are executed or such representations
and warranties made.  The Depositary shall
from time to time advise the Company of the
availability of any such proofs, certificates or
other information and shall provide copies
thereof to the Company as promptly as
practicable upon request by the Company,
unless such disclosure is prohibited by law.
      7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees and
reasonable out-of-pocket expenses of the
Depositary and those of any Registrar only in
accordance with agreements in writing entered
into between the Depositary and the Company
from time to time.  The Depositary shall present
a detailed statement for such expenses to the
Company at least once every three months.  The
charges and expenses of the Custodian are for
the sole account of the Depositary.
      The following charges (to the extent
permitted by applicable law or the rules of any
securities exchange on which the American
Depositary Shares are admitted for trading)
shall be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are
issued (including, without limitation, issuance
pursuant to a stock dividend or stock split
declared by the Company or an exchange of
stock regarding the Receipts or Deposited
Securities or a distribution of Receipts pursuant
to Section 4.03 of the Deposit Agreement),
whichever applicable: (1) taxes and other
governmental charges, (2) such registration fees
as may from time to time be in effect for the
registration of transfers of Shares generally on
the Share register of the Company or Foreign
Registrar and applicable to transfers of Shares to
the, name of the Depositary or its nominee or
the Custodian or its nominee on the making of
deposits or withdrawals under the terms of the
Deposit Agreement, (3) such cable, telex and
facsimile transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary in
the conversion of Foreign Currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a fee
not in excess of $5.00 per 100 American
Depositary Shares (or portion thereof) for the
execution and delivery of Receipts pursuant to
Sections 2.03 or 4.03 of the Deposit Agreement
and the surrender of Receipts pursuant to
Section 2.05 of the Deposit Agreement (other
than any execution and delivery of Receipts in
connection with a public and/or private offering
of Shares represented by Receipts by the
Company occurring within 3 years from the
Agreement and (7) a fee for the distribution of
proceeds of sales of securities or rights pursuant
to Sections 4.62 or 4.04, respectively, of the
Deposit Agreement, such fed (which may be
deducted from such proceeds.) being in an
amount equal to the lesser of (i) the fee for the
issuance of American Depositary Shares
referred to above which would have been
charged as a result of the deposit by Owner of
securities (for purposes of this clause 7 treating
all such securities as if they were Shares) or
Shares received in exercise of rights distributed
to them pursuant to Sections 4.02 or 4.04,
respectively, but which securities or rights are
instead sold by the Depositary and the net
proceeds distributed and (ii) the amount of such
proceeds.
      The Depositary may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
      8.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial Owner
of this Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable by
delivery with the same effect as in the case of a
negotiable instrument under the laws of New
York; provided, however, that the Depositary
and the Company, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books of
the Depositary as the absolute owner hereof for
the purpose of determining the person entitled to
distribution of dividends or other distributions
or to any notice provided for in the Deposit
Agreement or for all other purposes.
      9.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual signature of a duly
authorized signatory of the Depositary;
provided, however that such signature may be a
facsimile if a Registrar for the Receipts shall
have been appointed and such Receipts are
countersigned by the manual signature of a duly
authorized officer of the Registrar.
      10.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain
public reports and documents required by
foreign law or otherwise under Rule 12g3-2(b)
under the Securities Exchange Act of 1934.
Such reports and communications will be
available for inspection and copying by Owners
and Beneficial Owners at the public reference
facilities maintained by the Commission located
at 450 Fifth Street, N.W., Washington, D.C.
20549.
      The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports, notices and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary, the
Custodian or a nominee of either as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also make available for
inspection by Owners of Receipts copies of such
reports, notices and communications when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports, notices
and communications, including any such proxy
soliciting material, furnished to the Depositary
by the Company shall be furnished in English to
the extent such materials are required to be
translated into English pursuant to any
regulations of the Commission applicable to the
Company.  The Company agrees to provide to
the Depositary, at the Companys expense
(unless otherwise agreed in writing by the
Company and the Depositary), all documents
that it provides to the Custodian.
      The Depositary will keep books for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall be
open for inspection by the Owners of Receipts,
provided that such inspection shall not be for
the purpose of communicating with Owners of
Receipts for an object other than the business of
the Company, including, without limitation, a
matter related to the Deposit Agreement, the
Receipts or the Deposited Securities.
      11.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or on its
behalf, its agent, receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary will, if at the time of
receipt thereof any amounts received in a
Foreign Currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert or will cause its agent to
convert, within one Business Day after its
receipt of such dividend or distribution (unless
otherwise prohibited or prevented by law), such
dividend or distribution into Dollars, transfer
such Dollars to the United States and will, as
promptly as practicable, distribute the amount
thus received (net of the expenses of the
Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) to the
Owners of Receipts entitled thereto; provided,
however, that in the event that the Company, the
Depositary or the Custodian is required to
withhold and does withhold from such cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes, the amount distributed to the Owners
of the Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.  The Depositary
shall distribute only such amounts as can be
distributed without distributing to any Owner a
fraction of one cent and any balance that is not
so distributed shall be held by the Depositary
(without liability for the interest thereon) and
shall be added to and be part of the next sum
received by the Depositary for distribution to
the Owners of Receipts then outstanding.  The
Company or its agent will remit to the
appropriate governmental agency in Brazil all
amounts withheld and owing to such agency.
The Depositary will forward to the Company or
its agent in a timely manner such information
from its records as the Company may
reasonably request to enable the Company or its
agent to file necessary reports with
governmental agencies, and the Depositary or
the Company or its agent may file any such
reports necessary to obtain benefits under the
applicable tax treaties for the Owners.
      Subject to the provisions of Section 4.11
and 5.09 of the Deposit Agreement, whenever
the Depositary receives any distribution other
than a distribution described in Sections 4.01,
4.03 or 4.04 of the Deposit Agreement, the
Depositary will, as promptly as practicable,
cause the securities or property received by it to
be distributed to the Owners of Receipts entitled
thereto, in proportion to the number of
American Depositary Shares representing such
Deposited Securities held by each of them
respectively, in any manner that the Depositary
may deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the Depositary
such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may, after consultation
with the Company, adopt such method as it may
deem equitable and practicable for the purpose
of effecting such distribution, including, but not
limited to, the public or private sale of the
securities or property thus received, or any part
thereof, and the net proceeds of any such sale
(net of the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement and any expenses in connection with
such sale) shall be distributed by the Depositary
to the Owners of Receipts entitled thereto as in
the case of a distribution received in cash, all in
the manner and subject to the conditions set
forth in the Deposit Agreement.  To the extent
such securities or property or the net proceeds
thereof are not distributed to Owners as
provided in Section 4.02 of the Deposit
Agreement, the same shall constitute Deposited
Securities and each American Depositary Share
shall thereafter also represent its proportionate
interest in such securities, property or net
proceeds.
      If any distribution consists of a dividend
in, or free distribution of, Shares, the Depositary
shall distribute, as promptly as practicable, to
the Owners of outstanding Receipts entitled
thereto, in proportion to the number of
American Depositary Shares representing such
Deposited Securities held by each of them
respectively, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution
subject to the terms and conditions of the
Deposit Agreement with respect to the deposit
of Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the payment
of the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts for
fractional American Depositary Shares in any
such case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions set
forth in the Deposit Agreement.  If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed upon
the Deposited Securities represented thereby.  In
addition, the Depositary may withhold any
distribution of Receipts under Section 4.03 of
the Deposit Agreement if it has not received
satisfactory assurances from the Company that
such distribution does not require registration
under the Securities Act or is exempt from
registration under the provisions of such Act.
      In the event that the Depositary
determines that any distribution in property
other than cash (including Shares and rights to
subscribe therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion
of such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems reasonably
necessary and practicable to pay any such taxes
or charges, and the Depositary shall distribute
the net proceeds of any such sale after deduction
of such taxes or charges to the Owners of
Receipts entitled thereto.
      12.	RIGHTS.
      In the event that the Company shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary, after consultation with
the Company, shall have discretion as to the
procedure to be followed in making such rights
available to any Owners or in disposing of such
rights on behalf of any Owners and making the
net proceeds available to such Owners or, if by
the terms of such rights offering or for any other
reason it would be unlawful for the Depositary
either to make such rights available to any
Owners or to dispose of such rights and make
the net proceeds available to such Owners, then
the Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all or
certain Owners but not to other Owners, the
Depositary shall distribute to any Owner to
whom it determines the distribution to be lawful
and feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights would
otherwise not be distributed, if an Owner
requests the distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner hereunder, the Depositary will, as
promptly as practicable, make such rights
available to such Owner upon written notice
from the Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion
are reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all or
certain Owners, then upon instruction pursuant
to such warrants or other instruments to the
Depositary from such Owners to exercise such
rights, upon payment by such Owner to the
Depositary for the account of such Owner of an
amount equal to the purchase price of the Shares
to be received upon the exercise of the rights,
and upon payment of the fees of the Depositary
and any other charges as set forth in such
warrants or other instruments, the Depositary
shall, on behalf of such Owner, exercise the
rights and purchase the Shares, and the
Company shall cause the Shares so purchased to
be delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so purchased
to be deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement, execute
and deliver Receipts to such Owner.  In the case
of a distribution pursuant to this paragraph, such
Receipts shall be legended in accordance with
applicable U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines that it is not
lawful or feasible to make such rights available
to all or certain Owners, it will use its best
efforts that are reasonable under the
circumstances to sell the rights, warrants or
other instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may not
lawfully or feasibly make such rights available,
and allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement, any
expenses in connection with such sale and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit Agreement)
for the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other practical
basis without regard to any distinctions among
such Owners because of exchange restrictions
or the date of delivery of any Receipt or
otherwise.  Such proceeds shall be distributed as
promptly as practicable in accordance with
Section 4.01 of the Deposit Agreement.
      If a registration statement under the
Securities Act is required with respect to the
securities to which any rights relate in order for
the Company to offer such rights to Owners and
sell the securities represented by such rights, the
Depositary will not offer such rights to Owners
having an address in the United States (as
defined in Regulation S) unless and until such a
registration statement is in effect, or unless the
offering and sale of such securities and such
rights to such Owners are exempt from
registration under the provisions of such Act.
      The Depositary shall not be responsible
for any failure to determine that it may be
lawful or feasible to make such rights available
to Owners in general or any Owner in particular.
      13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so received
can, pursuant to applicable law, be converted on
a reasonable basis into Dollars and the resulting
Dollars transferred to the United States, the
Depositary or the Custodian shall convert or
cause to be converted as promptly as practicable
(and in any event within one Business Day of its
or its agents receipt of such Foreign Currency)
by sale or in any other manner that it may
determine in accordance with applicable law,
such Foreign Currency into Dollars.  If, at the
time of conversion of such Foreign Currency
into Dollars, such Dollars can, pursuant to
applicable law, be transferred outside of Brazil
for distribution to Owners entitled thereto, such
Dollars shall be distributed as promptly as
practicable to the Owners entitled thereto or, if
the Depositary or the Custodian shall have
distributed any rights, warrants or other
instruments which entitle the holders thereof to
such Dollars, then to the holders of such rights,
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution or
conversion may be made upon an averaged or
other practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred by
the Depositary or the Custodian as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion, transfer or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary or the Custodian
shall file as promptly as practicable such
application for approval or license; however, the
Depositary or the Custodian shall be entitled to
rely upon Brazilian local counsel in such
matters, which counsel shall be instructed to act
as promptly as possible.
      If at any time Foreign Currency received
by the Depositary or the Custodian is not,
pursuant to applicable law, convertible, in
whole or in part, into Dollars transferable into
the United States, or if any approval or license
of any government or agency thereof which is
required for such conversion is denied or in the
opinion of the Depositary cannot be promptly
obtained at a reasonable cost, the Depositary or
the Custodian shall, (a) as to that portion of the
Foreign Currency that is convertible into
Dollars, make such conversion and, if permitted
by applicable law, transfer such Dollars to the
United States for distribution to Owners in
accordance with the first paragraph of this
Article 13 or, if such transfer is not so
permitted, hold such Dollars uninvested and
without liability for interest thereon for the
respective accounts of the Owners entitled to
receive the same, and (b) as to the
nonconvertible balance, if any, (i) if requested
in writing by an Owner, distribute or cause the
Custodian to distribute the Foreign Currency (or
an appropriate document evidencing the right to
receive such Foreign Currency) received by the
Depositary or Custodian to such Owner and (ii)
the Depositary shall cause the Custodian to hold
any amounts of nonconvertible Foreign
Currency not distributed pursuant to the
immediately preceding subclause (i) for the
respective accounts of the Owners entitled to
receive the same, uninvested and without
liability for interest thereon for the respective
accounts of the Owners entitled to receive the
same.
      14.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by each
American Depositary Share, or whenever any
exchange of Receipts for other depositary
receipts is effected, or whenever the Depositary
shall receive notice of any meeting of holders of
Shares or other Deposited Securities, or
whenever the Depositary shall find it necessary
or convenient, the Depositary shall fix a record
date, which date shall (x) be the same date as
the record date fixed by the Company, to the
extent practicable, or (y) if different from the
record date fixed by the Company, be fixed after
consultation with the Company (a) for the
determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof or (ii) entitled to give instructions
for the exercise of voting rights at any such
meeting, or (b) on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions of
the Deposit Agreement.
      15.	VOTING OF DEPOSITED
SECURITIES.
      As soon as practicable after receipt of
notice of any meeting or solicitation of proxies
of holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice shall
be in the sole discretion of the Depositary,
which shall contain (a) such information as is
contained in such notice of meeting (or, if
requested by the Company a summary in
English of such information provided by the
Company), (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject to
any applicable provision of Brazilian law, the
Charter and the provisions of the Deposited
Securities, to instruct the Depositary as to the
exercise of the voting rights, if any, pertaining
to the amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a statement
as to the manner in which such instructions may
be given, including an express indication that
instructions may be given or deemed given in
accordance with the last sentence of this
paragraph if no instruction is received, to the
Depositary to give a discretionary proxy to a
person designated by the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the date
established by the Depositary for such purpose,
the Depositary shall endeavor insofar as
practicable and permitted under Brazilian law,
the Charter and the Deposited Securities to vote
or cause to be voted the amount of Shares or
other Deposited Securities represented by such
American Depositary Shares evidenced by such
Receipt in accordance with the instructions set
forth in such request.  The Depositary shall not
itself vote or attempt to exercise the right to vote
that attaches to the Shares or other Deposited
Securities, other than in accordance with such
instructions or deemed instructions.  If no
instructions are received by the Depositary from
any Owner with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such Owners
Receipts on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with respect
to such Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities; provided, that no such
instruction shall be deemed given and no such
discretionary proxy shall be given with respect
to any matter as to which the Company informs
the Depositary (and the Company agrees to
provide such information as promptly as
practicable in writing) that (x) the Company
does not wish such proxy given, (y) substantial
opposition exists or (z) such matter materially or
adversely affects the rights of holders of Shares.
      Subject to the rules of any securities
exchange on which American Depositary Shares
or the Deposited Securities represented thereby
are listed, the Depositary shall, if requested by
the Company, deliver, at least two Business
Days prior to the date of such meeting, to the
Company, to the attention of its Chief Financial
Officer, copies of all instructions received from
Owners in accordance with which the
Depositary will vote, or cause to be voted, the
Deposited Securities represented by the
American Depositary Shares evidenced by such
Receipts at such meeting.  Delivery of
instructions will be made at the expense of the
Company (unless otherwise agreed in writing by
the Company and the Depositary), provided that
payment of such expenses shall not be a
condition precedent to the obligations of the
Depositary under Section 4.07 of the Deposit
Agreement.
      16.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or sale
of assets affecting the Company or to which it is
a party, any securities which shall be received
by the Depositary or a Custodian in exchange
for or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary Shares
shall thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may, and shall if
the Company shall so request, execute and
deliver additional Receipts as in the case of a
dividend in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
      17.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
      Neither the Depositary nor the Company
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by reason of
any provision of any present or future law or
regulation of the United States, Brazil or any
other country, or of any other governmental or
regulatory authority, or by reason of any
provision, present or future, of the Charter, or
by reason of any provision of any securities
issued or distributed by the Company, or any
offering or distribution thereof, or by reason of
any act of God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented or forbidden from
or be subject to any civil or criminal penalty on
account of doing or performing any act or thing
which by the terms of the Deposit Agreement it
is provided shall be done or performed; nor
shall the Depositary or the Company incur any
liability to any Owner or Beneficial Owner of a
Receipt by reason of any non-performance or
delay, caused as aforesaid, in the performance
of any act or thing which by the terms of the
Deposit Agreement it is provided shall or may
be done or performed, or by reason of any
exercise of, or failure to exercise, any discretion
provided for in the Deposit Agreement.  Where,
by the terms of a distribution pursuant to
Sections 4.01, 4.02 or 4.03 of the Deposit
Agreement, or an offering or distribution
pursuant to Section 4.04 of the Deposit
Agreement, or for any other reason, the
Depositary is prevented or prohibited from
making such distribution or offering available to
Owners, and the Depositary is prevented or
prohibited from disposing of such distribution
or offering on behalf of such Owners and
making the net proceeds available to such
Owners, then the Depositary shall not make
such distribution or offering, and shall allow
any rights, if applicable, to lapse.  Neither the
Company nor the Depositary assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Beneficial Owners of Receipts, except that they
agree to perform their obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith.  The Depositary shall
not be subject to any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Company shall
be under any obligation to appear in, prosecute
or defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all expenses
and liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with respect to
such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company shall
be liable for any action or nonaction by it in
reliance upon the advice of or information from
legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
Beneficial Owner of a Receipt, or any other
person believed by it in good faith to be
competent to give such advice or information.
The Depositary shall not be responsible for any
failure to carry out any instructions to vote any
of the Deposited Securities, or for the manner in
which any such vote is cast or the effect of any
such vote, provided that any such action or
nonaction is in good faith.  The Depositary shall
not be liable for any acts or omissions made by
a successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or resignation
of the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.
      The Company agrees to indemnify the
Depositary, its directors, employees, agents and
affiliates and any Custodian against, and hold
each of them harmless from, any liability or
expense (including, but not limited to, the
reasonable fees and expenses of counsel) which
may arise out of acts performed or omitted, in
accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may
be amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for any
liability or expense arising out of the negligence
or bad faith of either of them, and except to the
extent that such liability or expense arises out of
information relating to the Depositary or the
Custodian, as applicable, furnished in writing to
the Company by the Depositary or the
Custodian, as applicable, expressly for use in
any registration statement, proxy statement,
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to the Shares,
or omissions from such information; or (ii) by
the Company or any of its directors, employees,
agents and affiliates.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
      The Depositary, subject to Sections 2.05
and 2.09 of the Deposit Agreement, may own
and deal in any class of securities of the
Company and its affiliates and in Receipts.
      18.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time resign
as Depositary under the Deposit Agreement by
written notice of its election so to do delivered
to the Company, such resignation to take effect
upon the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by the
Company by written notice of such removal,
effective upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so, it
may appoint a substitute or additional custodian
or custodians.
      19.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges) or which shall otherwise prejudice any
substantial existing right of Owners of Receipts,
shall, however, not become effective as to
outstanding Receipts until the expiration of
thirty days after notice of such amendment shall
have been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the time
any amendment so becomes effective shall be
deemed, by continuing to hold such Receipt, to
consent and agree to such amendment and to be
bound by the Deposit Agreement as amended
thereby.  In no event shall any amendment
impair the right of the Owner of any Receipt to
surrender such Receipt and receive therefor the
Deposited Securities represented thereby, except
in order to comply with mandatory provisions of
applicable law.
      20.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time, at the
direction of the Company, shall terminate the
Deposit Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 30 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners of
all Receipts then outstanding, such termination
to be effective on a date specified in such notice
not less than 30 days after the date thereof, if at
any time 60 days shall have expired after the
Depositary shall have delivered to the Company
a written notice of its election to resign and a
successor depositary shall not have been
appointed and accepted its appointment as
provided in the Deposit Agreement.  On and
after the date of termination, the Owner of a
Receipt will, upon (a) surrender of such Receipt
at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the
surrender of Receipts referred to in Section 2.05
of the Deposit Agreement, and (c) payment of
any applicable taxes or governmental charges,
be entitled to delivery, to the Owner or upon the
Owners order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such Receipt.
If any Receipts shall remain outstanding after
the date of termination, the Depositary
thereafter shall discontinue the registration of
transfers of Receipts, shall suspend the
distribution of dividends to the Owners thereof,
and shall not give any further notices or perform
any further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or other
distributions received with respect thereto and
the net proceeds of the sale of any rights or
other property, in exchange for Receipts
surrendered to the Depositary (after deducting,
in each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  At any time after the
expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not theretofore
been surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After making
such sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in
each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges) and except as provided
in Section 5.08 of the Deposit Agreement.
Upon the termination of the Deposit Agreement,
the Company shall be discharged from all
obligations under the Deposit Agreement except
for its obligations to the Depositary with respect
to indemnification, charges, and expenses.
      21.	REGULATORY
COMPLIANCE.
Pursuant to the Deposit Agreement, the
Depositary and the Company have confirmed to each other that, for as long as the Deposit
Agreement is in effect, they shall comply with any requirements for registration of the amount of Deposited Securities with the Central Bank and furnish to the CVM and the Central Bank any information and documents related to the Receipts and the Depositarys obligations hereunder whenever required pursuant to applicable law or regulation or as may be requested by such authorities from time to time, whether such information and documents are requested from the Depositary or the Company.
In the event that the Depositary or the Custodian shall be advised (in writing) by reputable independent Brazilian counsel (the Legal
Warning) that the Depositary or Custodian reasonably could be subject to criminal or material, as reasonably determined by the Depositary, civil liabilities as a result of the Company having failed to provide to the CVM or the Central Bank such information or documents reasonably available only through the Company, the Depositary will immediately send a copy of the Legal Warning to the Company, shall have the right to immediately resign as Depositary by written notice to the Company and will not be subject to any liability hereunder for such resignation or such determination, except that (i) the Depositary shall promptly, but in no event later than three
(3) business days, if permitted by applicable law, duly assign, transfer and deliver all right, title and interest in and to the Deposited
Securities held on account or on behalf of Owners to the Company or its nominee and (i) to the extent not prohibited by applicable law, the Depositary shall provide the Company or any successor depositary hereunder with access, during normal business hours, to such records as may be reasonably necessary to enable the Company or such successor depositary to fulfill the obligations that the Depositary would have had hereunder but for such resignation. Upon effectiveness of such resignation the Depositary shall otherwise be discharged from all of its obligations under the Deposit Agreement. In the event that the Depositary resigns pursuant to this paragraph either (i) the Company will appoint a new depositary, in which case the Company will assume the obligations stated as the obligations of the Depositary under Section
5.04 of the Deposit Agreement or (ii) if the Company fails to appoint a new depositary within 60 days of such resignation, the Deposit
Agreement shall be terminated in accordance with Section 6.02 of the Deposit Agreement and the Company or its designated agent will assume the obligations stated as the obligations of the Depositary in such section.







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